Exhibit 99.3

FactSet Research Systems Inc.

Unaudited Pro Forma Condensed Combined Financial Information

On September 21, 2015, FactSet Research Systems Inc. (“FactSet” or the “Company”) agreed to acquire (the “Acquisition”) all of the issued and outstanding membership interests of Portware, LLC (“Portware”) pursuant to a Securities Purchase Agreement by and among FactSet, Long Ridge Equity Partners I, LP, Long Ridge Offshore Subsidiary Holdings, LLC, Portware Investors Parallel Holdings LLC, Portware, Long Ridge Portware Holdings, Inc. and the Individual Sellers (as defined therein). On October 16, 2015, the Company completed the Acquisition for $265.0 million in cash, less certain adjustments set forth in the Securities Purchase Agreement, including, among others, a customary working capital adjustment.

FactSet funded the Acquisition by borrowing $265.0 million on October 16, 2015, under its existing revolving credit facility, which it had amended on September 21, 2015. The maturity date on all outstanding loan amounts (which total $300.0 million as of the date of this report) is September 21, 2018.

The following unaudited pro forma condensed combined financial information (the “pro forma financial statements”) and accompanying notes as of and for the year ended August 31, 2015, give effect to the acquisition of Portware by FactSet. The pro forma financial statements were prepared as if the Acquisition had been completed as of September 1, 2014 for purposes of the unaudited pro forma condensed combined statement of operations (the “pro forma statement of operations”) and as of August 31, 2015, for purposes of the unaudited pro forma condensed combined balance sheet (the “pro forma balance sheet”).

The pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the Acquisition occurred on September 1, 2014, for purposes of the pro forma statement of operations and as of August 31, 2015 for purposes of the pro forma balance sheet, nor is it necessarily indicative of the future financial position or results of operations. The pro forma financial statements include adjustments to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of Portware. The purchase price allocation for Portware is subject to revision as more detailed analysis is completed and additional information on the fair values of Portware’s assets and liabilities becomes available. Any change in the fair value of the net assets of Portware will change the amount of the purchase price allocable to goodwill.

The following pro forma financial statements should be read in conjunction with:

–	The accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information;

–	The audited consolidated financial statements of FactSet as of and for the year ended August 31, 2015 included in FactSet’s Annual Report on Form 10-K for the year ended August 31, 2015;

–	The unaudited condensed consolidated financial statements of Portware as of and for the eight months ended August 31, 2015 filed herewith; and

–	The audited consolidated financial statements of Portware as of and for the year ended December 31, 2014, filed herewith.

Exhibit 99.3

FactSet Research Systems Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of August 31, 2015

(In thousands)

	Historical		Pro Forma
	FactSet	Portware	Adjustments		Combined

ASSETS
Cash and cash equivalents	$158,914	$4,838	$227	(A)	$163,979
Investments	23,497	—	—		23,497
Accounts receivable, net	95,064	4,838	—		99,902
Prepaid taxes	4,808	—	—		4,808
Deferred taxes	2,105	—	(8)	(B)	2,097
Prepaid expenses and other current assets	19,786	1,240	4	(G)	21,030
Total current assets	304,174	10,916	223		315,313

Property, equipment and leasehold improvements, at cost	213,279	4,103	—		217,382
Less accumulated depreciation and amortization	(154,015)	(2,415)	—		(156,430)
Property, equipment and leasehold improvements, net	59,264	1,688	—		60,952

Goodwill	308,287	54	190,867	(C)	499,208
Intangible assets, net	40,052	447	75,053	(D)	115,552
Deferred taxes	20,599	15	—		20,614
Other assets	4,295	542	8	(G)	4,845
TOTAL ASSETS	$736,671	$13,662	$266,151		$1,016,484

LIABILITIES
Accounts payable and accrued expenses	$33,880	$1,350	$—		$35,230
Accrued compensation	44,916	2,220	—		47,136
Deferred fees	38,488	3,745	(693)	(E)	41,540
Deferred taxes	562	8	6,134	(B)(F)	6,704
Taxes payable	3,755	235	—		3,990
Dividends payable	18,179	—	—		18,179
Total current liabilities	139,780	7,558	5,441		152,779

Long-term debt	35,000	—	265,000	(G)	300,000
Deferred taxes	1,697	—	—		1,697
Taxes payable	6,776	—	—		6,776
Deferred rent and other non-current liabilities	21,834	1,814	—		23,648
TOTAL LIABILITIES	$205,087	$9,372	$270,441		$484,900

STOCKHOLDERS’ EQUITY
Common stock	$503	$—	$—		$503
Additional paid-in capital	542,355	—	—		542,355
Treasury stock, at cost	(988,873)	—			(988,873)
Retained earnings	1,021,651	4,717	(4,717)	(H)	1,021,651
Accumulated other comprehensive loss	(44,052)	(427)	427	(H)	(44,052)
TOTAL STOCKHOLDERS’ EQUITY	$531,584	$4,290	$(4,290)		$531,584

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$736,671	$13,662	266,151		$1,016,484

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Exhibit 99.3

FactSet Research Systems Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended August 31, 2015

(In thousands, except per share data)

	Historical		Pro Forma
	FactSet	Portware	Adjustments		Combined

Revenues	$1,006,768	$37,673	$(679)	(I)	$1,043,762
Operating expenses
Cost of services	405,339	3,344	29,447	(D)(J)(K)	438,130
Selling, general and administrative (“SG&A”)	269,511	29,547	(17,126)	(J)(K)	281,932
Total operating expenses	674,850	32,891	12,321		720,062

Operating income (expense)	331,918	4,782	(13,000)		323,700

Other income (expense)	1,836	(110)	(2,446)	(L)	(720)
Income before income taxes	333,754	4,672	(15,446)		322,980

Provision for (benefit from) income taxes	92,703	583	(6,179)	(M)	87,107
Net income	$241,051	$4,089	$(9,267)		$235,873

Basic earnings per common share	$5.80				$5.67
Diluted earnings per common share	$5.71				$5.58

Basic weighted average common shares	41,572				41,572
Diluted weighted average common shares	42,235				42,235

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Exhibit 99.3

FactSet Research Systems Inc.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

1. BASIS OF PRO FORMA PRESENTATION

The pro forma financial statements are based on FactSet’s and Portware’s historical consolidated financial statements as adjusted to give effect to the acquisition of Portware and the debt issued to finance the Acquisition. The pro forma balance sheet as of August 31, 2015 combines FactSet’s historical balance sheet derived from the audited consolidated financial statements from FactSet’s Annual Report on Form 10-K for the year ended August 31, 2015 with the historical unaudited interim balance sheet of Portware for the same period and has been prepared as if the Acquisition had been consummated on August 31, 2015.

The pro forma statement of operations for the year ended August 31, 2015 was derived from the audited consolidated financial statements from FactSet’s Annual Report on Form 10-K for the year ended August 31, 2015, and the unaudited historical statement of operations of Portware for the 12-month period ended August 31, 2015, and has been prepared as if the Acquisition had been consummated on September 1, 2014. FactSet has a fiscal year end of August 31, whereas prior to the Acquisition, Portware had a December 31 fiscal year end. Due to the different fiscal periods, Portware’s historical operating results were adjusted to align with FactSet’s fiscal reporting period. The unaudited historical statement of operations of Portware for the 12-month period ended August 31, 2015 was derived from its historical audited financial statements as of and for the year ended December 31, 2014, and adding the eight-month interim period ended August 31, 2015 and excluding the corresponding, comparable, preceding eight-month interim period ended August 31, 2014.

Portware’s audited historical consolidated financial statements for the year ended December 31, 2014 are included as an exhibit to this Current Report on Form 8-K/A. The historical consolidated financial information is adjusted in the pro forma financial statements to give effect to pro forma adjustments that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the pro forma statement of operations, expected to have a continuing impact on the combined results.

These pro forma financial statements were prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, and the assumptions and adjustments described in the Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

2. FINANCING

In connection with the Acquisition, FactSet amended its existing credit agreement (the “Credit Agreement”) on September 21, 2015 (the “Second Amendment”). Borrowings under the Second Amendment bear interest on the outstanding principal amount at a rate equal to the Eurodollar rate plus 0.75%. On October, 16, 2015 FactSet borrowed $265.0 million under the amended Credit Agreement in order to fund the Acquisition. In addition to the $35.0 million outstanding under the Credit Agreement as of August 31, 2015, FactSet currently has a total commitment of $300.0 million under the Credit Agreement. The maturity date on all outstanding loan amounts is September 21, 2018.

3. PRELIMINARY PURCHASE PRICE ALLOCATION

The unaudited pro forma condensed combined financial statements reflect an estimated purchase price of $264.8 million. Under the purchase method of accounting, the total estimated purchase price is allocated to Portware’s net tangible and intangible assets based upon their estimated fair value as of the date of the Acquisition. Based upon the purchase price and the valuation, the preliminary purchase price allocation, which is subject to change based on FactSet’s final analysis, is as follows (in thousands):

Tangible assets acquired	$13,153
Amortizable intangible assets
Software technology	43,000
Customer relationships	27,000
Tradename	2,000
Non-compete agreements	3,500
Goodwill	190,921
Total assets acquired	279,574
Liabilities assumed	14,813
Net assets acquired	$264,761

Exhibit 99.3

Goodwill totaling $190.9 million represents the excess of the estimated purchase price over the fair value of the net tangible and intangible assets acquired and is included in the U.S. segment. Approximately 78% of the total goodwill generated from the Acquisition is deductible for income tax purposes.

4. PRO FORMA ADJUSTMENTS

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

A.	Represents the remaining cash from the Credit Agreement borrowings of $265.0 million less the total estimated purchase price of $264.8 million.

B.	For presentation purposes, the Portware U.S. deferred tax liability was reclassified to net against FactSet’s U.S. deferred tax asset position due to the ability to net deferred taxes by jurisdiction.

C.

Represents the adjustment to remove Portware’s historical goodwill of $0.1 million and record goodwill resulting from the Acquisition of $190.9 million as shown in Note 3, Preliminary Purchase Price Allocation. Goodwill will not be amortized, but will be evaluated for impairment on an annual basis or more frequently if a triggering event occurs. Any change in the fair value of the net assets of Portware will change the amount of the purchase price allocable to goodwill. Final purchase accounting adjustments may therefore differ materially from the pro forma adjustments presented here.

D.

Represents the adjustment to reflect intangible assets acquired by FactSet at their estimated fair values. As part of the preliminary valuation analysis, the Company identified intangible assets of software technology, customer relationships and a tradename. In addition, the Company valued non-compete agreements entered into with certain key Portware employees. The fair values of the software technology and the tradename were determined using the relief from royalty method. The fair value of the customer relationships was determined using a multi-period excess earnings method. The non-compete agreements were valued using a with-and-without method.

The following table summarizes the estimated fair value of identifiable intangible assets, their estimated useful lives and the fiscal 2015 amortization expense (in thousands):

	Estimated Fair Value	Estimated Useful Life in Years	Fiscal 2015 Amortization Expense

Software technology	$43,000	8	$5,375
Customer relationships	27,000	16	3,176
Tradename	2,000	5	400
Non-compete agreements	3,500	7	500
Total	$75,500		$9,451

Each intangible asset will be amortized using the method that approximates the pattern in which the economic benefits are expected to be realized. Software technology, the tradename and non-compete agreements will be amortized on a straight-line basis. Customer relationships will be amortized on an accelerated basis.

E.

This adjustment represents the estimated amount to decrease the assumed deferred revenue obligations to a fair value of approximately $3.1 million, a reduction of $0.7 million, or 18.5%, of its carrying value. The fair value was determined based on the estimated costs to fulfill the remaining service obligations plus a normal profit margin.

F.	Represents the adjustment to record the estimated deferred tax liability in connection with the acquired intangible assets noted in Adjustment D.

Exhibit 99.3

G.

The increase to debt reflects $265.0 million of  amended on September 21, 2015. See Note 2, Financing, for further discussion. Additionally, FactSet capitalized less than $0.1 million in costs associated with the issuance of debt.

H.	Represents the elimination of the historical equity of Portware.

I.

As noted in Adjustment E, the Company determined the carrying value of Portware’s deferred revenue was in excess of its fair value as of the acquisition date. After the acquisition, this adjustment will have a continuing impact and will reduce revenue related to the performance obligations as services are provided over the next three years. As such, for purposes of these pro forma financial statements, the Company has adjusted Portware revenues based on the estimated costs to fulfill the remaining service obligations plus a normal profit margin. The adjustment was based on the fair value assumptions used in determining the balance sheet adjustment (a reduction of 18.5%) applied to the deferred revenue balance as of August 31, 2014 of $3.8 million. The $0.7 million adjustment represents the impact to revenues for fiscal 2015 assuming the transaction was consummated on September 1, 2014.

J.

Represents incremental share-based compensation expense related to restricted stock awards granted to certain key Portware employees in connection with the Acquisition. On October 16, 2015, FactSet granted 90,180 restricted stock awards with a fair value of $159.13 per share. These restricted stock awards vest 20% upon each anniversary date of the grant. Total compensation expense expected to be recognized over the life of the awards is $14.4 million. The option holders must also remain employed by FactSet for the options to be eligible to vest. Approximately 70%, or $2.0 million, of the compensation expense related to the restricted stock awards granted was allocated to cost of services based on the roles and responsibilities of the employees receiving the grants. The remaining 30%, or $0.9 million, was allocated to SG&A.

Additionally, FactSet granted 530,418 performance-based stock options with a fair value at grant date of $46.19 per share. These performance-based stock options are eligible to vest 40% on the second anniversary date of the grant, and 20% upon each subsequent anniversary date, depending upon future Portware revenue and operating income targets being achieved through October 16, 2017. As of the date of these pro forma financial statements, FactSet does not believe these targets are probable of being achieved, and as such, no stock-based compensation expense is currently expected to be realized in connection with these options.

K.

For presentation purposes, certain Portware historical expenses were reclassified from SG&A to Cost of Services to conform with FactSet’s accounting policies primarily related to the classification of compensation expense based on the roles and responsibilities of certain employees.

L.

Represents the net increase to interest expense resulting from interest on the $265.0 million of borrowings under the Company’s existing revolving credit facility, which it had amended on September 21, 2015. The interest was calculated on a daily basis at a rate equal to the Eurodollar rate plus 0.75%.

M.	Represents the income tax effect of pro forma adjustments based upon an estimated blended U.S. Federal, state and foreign statutory rate of 40%.